UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     December 31, 2012

The Hillman Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

10590 Hamilton Avenue
Cincinnati, Ohio 45231-1764
(Address of principal executive offices)

Registrant's telephone number, including area code: (513) 851-4900

Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 31, 2012, George L. Heredia, the Senior Vice President of Engraving and Engineering Services of The Hillman Group, Inc. (“Hillman”), a subsidiary of The Hillman Companies, Inc., resigned from Hillman to pursue other interests.

(e)

In connection with Mr. Heredia’s resignation, Hillman and Mr. Heredia are negotiating a separation agreement which Hillman anticipates will provide that Mr. Heredia will receive the separation compensation and benefits set forth in his current employment agreement with Hillman in full settlement of any and all amounts owed (including bonuses and severance) to Mr. Heredia under the employment agreement.  The employment agreement also contains customary release and confidentiality provisions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2013	THE HILLMAN COMPANIES, INC.

	By:	/s/ Anthony A. Vasconcellos
Anthony A. Vasconcellos
Chief Financial Officer

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